UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2013

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported, Vitarich Laboratories, Inc. (“VLI”), a wholly owned subsidiary of Argan, Inc. (the “Company”), was a defendant in a civil action in the Circuit Court of Florida for Collier County (the “Circuit Court”) brought by Tampa Bay Nutraceutical Company, Inc. (“TBN”). The Circuit Court issued a judgment in favor of VLI. TBN then filed an appeal of the findings of the Circuit Court which resulted in an affirmation of its decision by Florida’s Second District Court of Appeal. The judgment of the Circuit Court has now become final.

In connection with that civil action, VLI had established a reserve in its financial statements for expected litigation costs in the amount of approximately $1,300,000. Now that the action has terminated, VLI has reversed that legal reserve in the fiscal quarter ended July 31, 2013 which will accordingly result in the recognition of income in that amount in the Company’s condensed consolidated financial statements for the quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: August 19, 2013	By:	/s/ Arthur F. Trudel
Arthur F. Trudel
Senior Vice President and
Chief Financial Officer